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                                                                    EXHIBIT 99.1

                              [ZIX CORP LETTERHEAD]

                                                                    NEWS RELEASE
                                                           For immediate release
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          ZIX CORPORATION COMPLETES PRIVATE PLACEMENTS FOR $16 MILLION
                                TO FINANCE GROWTH

         COMPANY'S LARGEST STAKEHOLDER AND INSIDERS INVEST $6.7 MILLION

DALLAS - Sept. 18, 2002 - Zix Corporation (ZixCorp(TM)), (Nasdaq: ZIXI), a global provider of secure e-messaging services, today announced that it has raised an aggregate of $16 million in cash from three concurrent private placement transactions, consisting of $8 million in convertible notes and warrants and $8 million in convertible redeemable preferred stock and warrants.

"These transactions enhance our overall financial position and provide us with a strong foundation of working capital to grow our business and take advantage of the expanding secure e-messaging market," said John A. Ryan, ZixCorp's chairman, president and CEO. "We expect to see this market gain increasing momentum, especially in the healthcare segment as it nears the April 2003 deadline for compliance with new privacy regulations. With the new funds providing us financial flexibility through next year, management is free to focus on capturing new business during this important growth phase for the industry."

ISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK

The company has received total proceeds of $3,250,000 from three company insiders in exchange for shares of a newly created Series A Convertible Preferred Stock and warrants to purchase 288,244 shares of the company's common stock. Series A investors are comprised of Antonio R. Sanchez, Jr. and related entities, John A. Ryan and David P. Cook, founder of ZixCorp, who invested $2,000,000, $750,000 and $500,000, respectively. Mr. Sanchez, a director of the company since 1993, is currently the beneficial holder of approximately 11.2% of the company's 18,119,284 common shares outstanding.

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  Zix Corporation Completes Private Placements for $16 Million to Finance Growth
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The Series A Convertible Preferred Stock has certain voting rights on an as-converted basis, subject to limitations under The Nasdaq Stock Market rules, and accrues cumulative dividends at the rate of 6.5% per annum. Series A investors have the right at any time to convert their preferred shares and accrued dividends into shares of the company's common stock at a conversion price of $4.12 per share and the company, under certain circumstances, has the right to require such conversion if the company's common stock trades above
$6.18 for specified periods. The Series A Convertible Preferred Stock is initially convertible into 780,085 shares of the company's common stock.

Unless previously converted, beginning May 2003, and every two months thereafter until September 2004, a pro-rata amount of the Series A Convertible Preferred Stock and related accrued dividends will be automatically converted into shares of the company's common stock at a conversion price of $3.92 per share unless the then-current market price of the company's common stock is less than $3.92, at which time the Series A investors may elect to defer such conversion to the next bi-monthly redemption date. In September 2004, at maturity, the company will redeem any unconverted Series A Convertible Preferred Stock by issuing the company's common stock, subject to shareholder approval in certain circumstances, or by paying cash, at the sole discretion of the company. The warrants to purchase shares of the company's common stock issued to the Series A investors have an exercise price per share of $4.51, become exercisable in March 2003 and expire in September 2006.

ISSUANCE OF SERIES B CONVERTIBLE PREFERRED STOCK

The company has received total proceeds of $4,750,000 from three accredited investors in exchange for shares of a newly created Series B Convertible Preferred Stock and warrants to purchase 421,284 shares of the company's common stock. Series B investors include George W. Haywood, currently a 23.9% holder of the company's common shares outstanding, who invested $3,450,000.

The Series B Convertible Preferred Stock is non-voting and accrues cumulative dividends at the rate of 6.5% per annum. Series B investors have the right at any time to convert

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  Zix Corporation Completes Private Placements for $16 Million to Finance Growth
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their preferred shares and accrued dividends into shares of the company's common stock at a conversion price of $3.78 per share and the company, under certain circumstances, has the right to require such conversion if the company's common stock trades above $5.67 for specified periods. The Series B Convertible Preferred Stock is initially convertible into 1,242,680 shares of the company's common stock.

Unless previously converted, beginning May 2003, and every two months thereafter until September 2004, a pro-rata amount of the Series B Convertible Preferred Stock will be automatically converted into shares of the company's common stock at a conversion price that is the lesser of the Series B conversion price then in effect, or 90% of the fair market value of the common stock at the time of conversion. The warrants to purchase shares of the company's common stock issued to the Series B investors have an exercise price per share of $4.51, become exercisable in March 2003 and expire in September 2006.

ISSUANCE OF CONVERTIBLE NOTES

The company has issued $8 million in Convertible Notes with a coupon rate of 6.5% to an institutional investor. As part of this placement, the Note holders received immediately exercisable warrants to purchase 386,473 shares of the company's common stock at a price per share of $4.14 for a period of three years. The Note holders have the right at any time to convert the Notes into shares of the company's common stock at a conversion price of $3.78 per share and the company, under certain circumstances, has the right to require such conversion if the company's common stock trades above $4.54 for specified periods and other conditions are met. The Notes are initially convertible into 2,116,402 shares of the company's common stock.

Unless previously converted, the Notes are payable in six monthly installments of $500,000 each plus accrued interest beginning January 1, 2003, and the remaining $5 million plus accrued interest is due October 1, 2003. The company may prepay the Notes at any time, provided certain conditions are met, upon payment of a 5% premium. The Notes are redeemable at the Note holder's option, in cash, at a premium of not less than 25% if certain defaults occur, or a premium of 15% if the company experiences a change

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  Zix Corporation Completes Private Placements for $16 Million to Finance Growth
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of control, while the Notes are outstanding. The Notes are secured by the assets of the company and prohibit the use of the company's cash and marketable securities in an amount equal to the principal installment due October 1, 2003, under the Notes.

GENERAL TERMS

The company is required to register with the Securities and Exchange Commission
(SEC) by year end, approximately 5.5 million shares of common stock, representing in the aggregate the approximate number of common shares issuable, at the current conversion prices, upon conversion or exercise of the convertible securities and related warrants. Current rules of The Nasdaq Stock Market require the company to obtain shareholder approval for the issuance of the 5.5 million shares of the common stock being registered that is in excess of 4.3 million shares. The company plans to call a special shareholders' meeting as soon as practicable to approve the issuance of the additional shares in order to provide the company the most flexibility under the provisions of these financing transactions. If the company does not obtain such shareholder approval, and cannot issue such additional shares of common stock, the company may be required to redeem some shares of Series A and Series B Convertible Preferred Stock for cash. Additionally, the convertible securities and related warrants contain various provisions regarding anti-dilution adjustments, early redemption events, liquidation preferences, penalties for non-performance under the various agreements, and restrictions on the issuance of certain indebtedness and the payment of cash dividends.

The company expects its expenses associated with completing these financing transactions to range from $525,000 to $775,000, largely dependent on the extent to which the Notes are ultimately converted into common stock. The company was assisted in these transactions by SoundView Technology Group, its investment banker, and Hughes & Luce, L.L.P., its legal counsel for corporate and securities matters.

The company's Form 8-K, to be filed with the SEC on September 20, 2002, will provide a description of these financing transactions, copies of the executed documents and a summary of the risks and uncertainties associated with these transactions.

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  Zix Corporation Completes Private Placements for $16 Million to Finance Growth
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Separately, the company announced that David P. Cook has decided to retire from his positions with the company. Mr. Cook will continue to actively support the company and provide technical advice through a multi-year consulting agreement. Most recently, Mr. Cook was director and founder of the company and previously held the position of CEO and, as noted, is taking part in the Series A round of financing as a private investor.

ABOUT ZIX CORPORATION

Zix Corporation (ZixCorp(TM)) is a global provider of comprehensive, easy-to-deploy secure e-messaging solutions and services. From assessment and verification tools, to desktop and enterprise services, ZixCorp's cost-effective solutions enable organizations to leverage email as a business-critical application to securely exchange sensitive and highly confidential information. Additional information about ZixCorp can be found at www.zixcorp.com.

SAFE HARBOR STATEMENT

THE FOLLOWING IS A "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: ZIX CORPORATION'S (ZIXCORP'S) LACK OF SIGNIFICANT REVENUES; ZIXCORP'S ABILITY TO ACHIEVE BROAD MARKET ACCEPTANCE FOR ITS PRODUCTS AND SERVICES; ZIXCORP'S RELIANCE ON ESTABLISHING AND MAINTAINING STRATEGIC RELATIONSHIPS TO GAIN CUSTOMERS AND GROW REVENUES; THE HIGH LEVEL OF COMPETITION IN THE INTERNET ARENA; AND ZIXCORP'S ABILITY TO SUCCESSFULLY AND TIMELY INTRODUCE NEW PRODUCTS AND SERVICES AND IMPLEMENT TECHNOLOGICAL CHANGES. FURTHER DETAILS ON SUCH RISKS AND UNCERTAINTIES MAY BE FOUND IN ZIXCORP'S PUBLIC FILINGS WITH THE SEC.

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Contacts:

Financial Media:  Cindy Lawrence, MS&L, (212) 213-7484, cindy.lawrence@mslpr.com

Investor Contact: Beverly V. Fuortes, ZixCorp, (214) 515-7357,
                  bfuortes@zixcorp.com